                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: JANUARY 21, 1997



                                 NCR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         MARYLAND                          001-00395             31-0387920
(STATE OR OTHER JURISDICTION OF           (COMMISSION         (I.R.S. EMPLOYER
INCORPORATION)                            FILE NUMBER)       IDENTIFICATION NO.)




                    1700 S. PATTERSON BLVD., DAYTON, OH 45479
                                 (937) 445-5000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

Item 5.  Other Events

         The Registrant's news release dated January 21, 1997, with respect to its financial results for the quarter and year ended December 31, 1996, including a consolidated balance sheet as of December 31, 1996, a consolidated statement of cash flows for the year ended December 31, 1996, and consolidated statements of operations, consolidated revenue summary, and supplemental consolidated statements of operating income (excluding restructuring and other charges) for the quarter and year ended December 31, 1996 is attached and incorporated herein by reference.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             NCR Corporation

Date:  February 6, 1997                      By:  /s/ John L. Giering
                                                      John L. Giering,
                                                 Senior Vice President and
                                                  Chief Financial Officer


NCR CORPORATION
INVESTOR RELATIONS DEPARTMENT
Tel: 937-445-5905
Fax: 937-445-5541

HTTP://WWW.NCR.COM

NEWS RELEASE

         NCR REPORTS FOURTH-QUARTER AND FULL-YEAR 1996 FINANCIAL RESULTS

         DAYTON, OHIO, JANUARY 21, 1997 -- NCR Corporation reported fourth-quarter net income of $7 million, or $.07 per share, compared to a net loss of $305 million, or $3.01 per share, in the comparable period last year.

         In the fourth quarter, NCR completed a review of its remaining business restructuring reserves. This review resulted in a favorable adjustment of $55 million to operating income. A concurrent review of the tax benefit of restructuring reserves recorded in the third quarter of 1995 resulted in a one-time unfavorable adjustment to the fourth-quarter 1996 provision for income taxes of $82 million. The net effect of restructuring-related adjustments in the fourth quarter of 1996 reduced net income by $27 million or $0.27 per share.

         Revenue in the quarter was $2.04 billion, a decline of 10 percent from the $2.27 billion reported in the year ago period. The decline in revenue was primarily due to the company's decision to discontinue the sale of PCs and entry-level servers through high-volume indirect channels.

         "Traditional quarterly comparisons, which include results from businesses discontinued as part of our restructuring, tend to mask the solid operational achievements we made during the year in turning the business around," said NCR Chairman & CEO Lars Nyberg. "This marks the third consecutive quarter that we have generated an operating profit. The performance of the businesses that are the foundation for the new NCR indicates the scope of our turnaround, which may be the fastest ever for a company of our size and complexity."

         Total orders in the fourth quarter were above the comparable period last year. However, for its "core operations," which exclude PCs and entry-level servers, NCR posted very good gains over the comparable period last year. Orders for computer products showed substantial gains while financial products, retail products and professional services all posted growth in the quarter. For core operations geographically, fourth quarter order increases were led by substantial gains in the Asia/Pacific region and by very good gains in the Americas region.

         Revenue in the quarter from core operations increased three percent over the comparable period a year ago and five percent on a local currency basis. On a product line basis, revenue for computer products increased 25 percent in the quarter and revenue for financial products increased 12 percent over year ago levels. For core operations on a geographic basis, the Americas region had a revenue gain of nine percent over the prior year quarter, driven primarily by financial and computer products. Revenue in the Europe/Middle East/Africa region was down one percent compared with last year's fourth quarter. The Asia/Pacific region reported a decline in revenue of three percent for the quarter principally due to the strengthening of the U. S. dollar against the Japanese yen.

         Gross margins increased 7.2 percentage points in the quarter to 30.1 percent. This year-to-year increase was favorably impacted by a provision for restructuring in the fourth quarter of 1995 and the release of restructuring reserves in the fourth quarter of 1996. Excluding these restructuring amounts from both periods, gross margins in the fourth quarter of 1996 reached 29.6 percent, an increase of 5.6 percentage points of revenue over the comparable period last year.

         Operating expenses in the fourth quarter were $488 million compared to $706 million in the year ago period, a decrease of $218 million. When the impact of restructuring is excluded from both periods, expenses declined by $149 million, a decrease of 22 percent, or 3.9 percentage points of revenue from the prior year period.

         NCR reported operating income of $127 million in the fourth quarter compared to an operating loss of $187 million in the year-ago period. Excluding the impact of restructuring, operating income was $72 million in the 1996 fourth quarter as contrasted to a loss of $135 million in 1995.

         "Our performance in the fourth quarter helped to put us ahead of our objective for the year which was for break-even operating results on flat revenues in our core operations," said Nyberg. "The challenge for NCR is very clear now; we must achieve growth in revenue and gross margins."

Full-Year Financial Results

         For the full year, NCR reported a net loss of $109 million, or $1.07 per share, compared to a loss of $2.28 billion, or $22.49 per share, in 1995. Revenue for the year was $6.96 billion, a decline of 15 percent from the $8.16 billion reported in 1995. The revenue decline was primarily due to the company's decision to discontinue the sale of PCs and entry-level servers through high-volume indirect channels and from businesses sold. Excluding these factors, revenue increased one percent on a reported basis and increased three percent on a local currency basis. Excluding restructuring and other charges;

         - the gross margin percentage improved to 28.1 percent from 21.8 percent a year ago,

         - expenses were down $619 million, exceeding the company's target by three percent, and

         - an operating profit of $75 million was posted in 1996 compared to an operating loss of $722 million in 1995.

         Orders for the year were below the prior year level due to the restructuring of NCR's PC and entry-level server business. Orders for NCR's core operations, however, showed very good gains over the prior year.

         NCR ended the year in a strong financial position with $1.2 billion in cash, debt of $76 million and shareholders' equity of $1.4 billion. As of December 31, 1996, NCR employed 38,600 people worldwide, including contractors.

         Detailed financial information regarding NCR's fourth quarter and full-year results is available on the Internet: http://www.ncr.com. NCR's senior vice president and Chief Financial Officer, John Giering, will discuss the company's financial performance in a taped broadcast. Access is available beginning at 12:00 noon (EST) today and will run until 8:00 P.M. (EST) tomorrow. The phone number for access to this broadcast is (402) 220-6021.

         The results reported today by NCR (NYSE: NCR) were its first as an independent company following its December 31, 1996 spin-off from AT&T.

         NCR Corporation's computer systems, store automation, banking systems, consulting services, and support services are used by customers in more than 130 countries.

Attachment 1




                             [NCR CORPORATION LOGO]
                                 NCR CORPORATION
               CONSOLIDATED STATEMENTS OF OPERATIONS - PRELIMINARY
                              (DOLLARS IN MILLIONS)

                                              Quarter Ended December 31   Year Ended December 31
                                              -------------------------   ----------------------
                                                  1996         1995         1996         1995
                                                -------      -------      -------      -------
Revenue                                         $ 2,040      $ 2,269      $ 6,963      $ 8,162


Cost of Revenue                                   1,425        1,750        4,997        7,316
                                                -------      -------      -------      -------

Gross Margin                                        615          519        1,966          846
                                                -------      -------      -------      -------
    % of Revenue                                   30.1%        22.9%        28.2%        10.4%

Selling, General, and Administrative Expense        383          562        1,458        2,632

    % of Revenue                                   18.8%        24.8%        20.9%        32.2%

Research and Development Expense                    105          144          378          585

    % of Revenue                                    5.1%         6.3%         5.4%         7.2%
                                                -------      -------      -------      -------
Operating Income/Loss                               127         (187)         130       (2,371)
                                                -------      -------      -------      -------
    % of Revenue                                    6.2%        -8.2%         1.9%       -29.0%

Interest Expense                                     16           24           56           90
Other Income/(Loss), Net                            (19)          41          (36)         (45)
                                                -------      -------      -------      -------
Income/(Loss) Before Taxes                          130         (252)         110       (2,416)
                                                -------      -------      -------      -------
    % of Revenue                                    6.4%       -11.1%         1.6%       -29.6%

Income Tax Expense (Benefit)                        123           53          219         (136)
                                                -------      -------      -------      -------
Net Income/(Loss)                               $     7      $  (305)     $  (109)     $(2,280)
                                                =======      =======      =======      =======
    % of Revenue                                    0.3%       -13.4%        -1.6%       -27.9%

Net Income/(Loss) per Common Share              $  0.07      $ (3.01)     $ (1.07)     $(22.49)

Weighted average common and
common equivalents shares (millions)              101.4        101.4        101.4        101.4

Attachment 2




                             [NCR CORPORATION LOGO]
                                 NCR CORPORATION
                   CONSOLIDATED REVENUE SUMMARY - PRELIMINARY
                              (DOLLARS IN MILLIONS)

                                   Quarter Ended December 31    Year Ended December 31
                                   -------------------------    ----------------------
                                       1996        1995            1996        1995
                                      ------      ------          ------      ------
Retail Systems Group                  $  128      $  128          $  428      $  424

Financial Systems Group                  341         305           1,007       1,026

Computer Systems Group                   453         363           1,398       1,078

PCs / Entry Level Servers                126         415             503       1,724

Systemedia Group                         147         159             551         577

Customer Support Services                593         582           2,238       2,174

Professional Services                    199         211             616         638

Data Services                             30          40             123         167

Other Products                            23          66              99         354
                                      ------      ------          ------      ------
Total Revenue                         $2,040      $2,269          $6,963      $8,162
                                      ======      ======          ======      ======

Attachment 3




                             [NCR CORPORATION LOGO]
                                 NCR CORPORATION
     SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATING INCOME - PRELIMINARY
                    EXCLUDING RESTRUCTURING AND OTHER CHARGES
                              (DOLLARS IN MILLIONS)

                                             Quarter Ended December 31   Year Ended December 31
                                             -------------------------   ----------------------
                                                 1996        1995          1996        1995
                                                ------     -------        ------     -------
Revenue                                         $2,040     $ 2,269        $6,963     $ 8,162


Cost of Revenue                                  1,437       1,724         5,009       6,386
                                                ------     -------        ------     -------

Gross Margin                                       603         545         1,954       1,776
                                                ------     -------        ------     -------
    % of Revenue                                  29.6%       24.0%         28.1%       21.8%

Selling, General, and Administrative Expense       414         536         1,489       2,016

    % of Revenue                                  20.3%       23.6%         21.4%       24.7%

Research and Development Expense                   117         144           390         482

    % of Revenue                                   5.7%        6.3%          5.6%        5.9%
                                                ------     -------        ------     -------
Operating Income/(Loss)                             72        (135)           75        (722)
                                                ======     =======        ======     =======
    % of Revenue                                   3.5%       -5.9%          1.1%       -8.8%

Attachment 4




                             [NCR CORPORATION LOGO]
                                 NCR CORPORATION
                    CONSOLIDATED BALANCE SHEET - PRELIMINARY
                              (DOLLARS IN MILLIONS)

                                                                At December 31
                                                              ------------------
                                                               1996        1995
                                                              ------      ------
ASSETS
Current Assets:
    Cash and Short-term Investments                           $1,203      $  338
    Accounts Receivable, Net                                   1,457       1,908
    Inventories                                                  439         621
    Other Current Assets                                         219         451
                                                              ------      ------
      TOTAL CURRENT ASSETS                                     3,318       3,318
Property, Plant and Equipment, Net                             1,207       1,215
Other Assets                                                     755         723
                                                              ------      ------
      TOTAL ASSETS                                            $5,280      $5,256
                                                              ======      ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Short-term Borrowings                                     $   28      $   45
    Accounts Payable                                             352         478
    Taxes Payable                                                 18         118
    Other Current Liabilities                                  1,569       2,280
                                                              ------      ------
      TOTAL CURRENT LIABILITIES                                1,967       2,921
Long-term Debt                                                    48         330
Other Long-term Liabilities                                    1,869       1,647
                                                              ------      ------
      TOTAL LIABILITIES                                        3,884       4,898
      TOTAL SHAREHOLDERS' EQUITY                               1,396         358
                                                              ------      ------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $5,280      $5,256
                                                              ======      ======

Attachment 5




                             [NCR CORPORATION LOGO]
                                 NCR CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS - PRELIMINARY
                              (DOLLARS IN MILLIONS)

                                                                     At December 31
                                                                  --------------------
                                                                    1996        1995
                                                                  -------     -------
OPERATING ACTIVITIES
Net Loss                                                          $  (109)    $(2,280)
Adjustments to Reconcile Net Loss to Net Cash Provided
by (Used in) Operating Activities:
    Restructuring and Other Charges                                   (55)      1,649
    Depreciation and Amortization                                     385         350
    Other                                                             254        (237)
Changes in Operating Assets and Liabilities:
    Receivables                                                       451        (102)
    Inventories                                                       182         (72)
    Other                                                            (740)       (132)
                                                                  -------     -------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                   368        (824)

INVESTING ACTIVITIES
Short-term Investments, Net                                           (16)        174
Expenditures for Service Parts & Property, Plant and Equipment       (423)       (498)
Other Investing Activities                                             44         313
                                                                  -------     -------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                  (395)        (11)
FINANCING ACTIVITIES
Short-term Borrowings, Net                                            (17)        (35)
Long-term Debt, Net                                                  (282)       (303)
Transfers from AT&T, Net                                            1,194       1,034
                                                                  -------     -------
NET CASH PROVIDED BY FINANCING ACTIVITIES                             895         696
EFFECT OF EXCHANGE RATE CHANGES ON CASH
AND CASH EQUIVALENTS                                                  (19)        (10)
                                                                  -------     -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      849        (149)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        314         463
                                                                  -------     -------
CASH AND CASH EQUIVALENTS AT END OF YEAR                          $ 1,163     $   314
                                                                  =======     =======